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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------


                                    FORM 8-K



                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): JULY 22, 2004





                                IDEX CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




        DELAWARE                         1-10235               36-3555336
(State or other jurisdiction of    (Commission File Number)  (I.R.S. Employer
 incorporation or organization)                              Identification No.)




                                 630 DUNDEE ROAD
                           NORTHBROOK, ILLINOIS 60062
          (Address of principal executive offices, including zip code)



                                 (847) 498-7070
                         (Registrant's telephone number)




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ITEM 5. OTHER EVENTS

        On July 22, 2004, IDEX Corporation issued a press release announcing the appointment of Lawrence D. Kingsley as Chief Operating Officer. A copy of this press release is included below.


                 IDEX CORPORATION APPOINTS LAWRENCE D. KINGSLEY
                           AS CHIEF OPERATING OFFICER


NORTHBROOK, IL, JULY 22 - IDEX CORPORATION (NYSE: IEX), the world leader in fluid-handling technologies for positive displacement pumps, dispensing equipment for color formulation, and other highly engineered products including fire suppression and rescue tools, today announced the appointment of Lawrence
D. (Larry) Kingsley to the newly created position of chief operating officer. Kingsley most recently served as corporate vice president and group executive for the Industrial Controls Group at Danaher Corporation.

Reporting to the company's Chairman, President and Chief Executive Officer Dennis K. Williams, Kingsley will be responsible for assisting in the development and execution of corporate strategy and driving the financial and operating performance of IDEX's three global business groups in pumps, dispensing equipment, and engineered products.

Prior to joining IDEX, Kingsley progressed through a series of increasingly responsible operating positions at Danaher Corporation, including corporate vice president and group executive for the combined industrial controls and sensors businesses; president of the industrial controls group; and president, motion group - special purpose systems. Prior to Danaher, Kingsley held several positions of increasing responsibility with Kollmorgen Corporation, including vice president and general manager for European operations of the industrial and commercial products division. Prior to Kollmorgen, Kingsley was vice president marketing and sales for Weidmuller Incorporated, a subsidiary of C.A. Weidmuller, GmbH. He holds an undergraduate degree in industrial engineering with a mechanical engineering concentration from Clarkson University and an MBA from the College of William and Mary.

Commenting on the appointment, Williams said, "We are delighted to welcome an executive of Larry's caliber to the IDEX team. He brings to our company impressive operating experience and global leadership capability. Larry will work closely with me and the senior leadership of our organization to continue to drive our best-in-class operational practices, while further developing and leveraging the strategic and operational synergies of our growing and increasingly global business platform. Larry's appointment is also part of the succession planning for the company."

The Board of Directors and Mr. Williams are committed to achieving an orderly succession of the CEO position at an appropriate time in the future. Mr. Williams has committed to remain with the company beyond the May 2005 expiration of his current contract to assure a smooth transition with his eventual successor. While no related commitment has been made to Mr. Kingsley at this point in time, he would, of course, be considered for the CEO position.

ABOUT IDEX

IDEX Corporation is a manufacturer of highly-engineered pumps and metering products, dispensing equipment for color formulation, and other engineered products with leading positions in niche markets. Its products are sold to a wide range of industries throughout the world. IDEX shares are traded on the New York Stock Exchange and Chicago Stock Exchange under the symbol "IEX."

      FOR FURTHER INFORMATION ON IDEX CORPORATION AND ITS BUSINESS UNITS,
               VISIT THE COMPANY'S WEB SITE AT www.idexcorp.com.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                 IDEX CORPORATION


                                                 /S/ DOMINIC A. ROMEO
                                                 -------------------------------
                                                 Dominic A. Romeo
                                                 Vice President and Chief
                                                 Financial Officer


July 22, 2004